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                                                                     EXHIBIT 4.3

                                    GUARANTEE

      For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performances of all other Obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article III of the Indenture, the subordination provisions of Article XV of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XV of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 4, 2004, among Lions Gate Entertainment Inc., a Delaware corporation, as issuer (the "Company"), Lions Gate Entertainment Corp., a British Columbia corporation, as guarantor (the "Guarantor") and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

      THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.
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      This Guarantee is subject to release upon the terms set forth in the
Indenture.

Date:  October 4, 2004

                                        LIONS GATE ENTERTAINMENT CORP.



                                        By:  ___________________________________
                                        Name:   James Keegan
                                        Title:  Chief Administrative Officer and
                                                Chief Financial Officer